EXHIBIT 99.1

PROXY ACTIONPOINT, INC. PROXY

PROXY
2002 Annual Meeting of Stockholders
______ __, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints STEPHEN S. FRANCIS and JOHN FINEGAN and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of ACTIONPOINT, INC., held of record by the undersigned on _______ __, 2002, at the 2002 Annual Meeting of Stockholders of ActionPoint, Inc. to be held ________ __, 2002, or at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Proposal Nos. 1, 2, 3, 4 and 5. This Proxy, when properly executed, will be voted as specified on the reverse side. This Proxy will be voted FOR Proposal Nos. 1, 2, 3, 4 and 5 if no specification is made.

1. To approve the issuance of shares of ActionPoint common stock to the stockholders of Captiva and the holders of all the outstanding options and warrants of Captiva which will be assumed by ActionPoint, pursuant to the merger agreement by and among ActionPoint, Condor Merger Corp., a wholly owned subsidiary of ActionPoint, and Captiva Software Corporation.

   [ ]  1 FOR     [ ] 2 AGAINST  [ ] 3
ABSTAIN

2. To approve an amendment to ActionPoint's amended and restated certificate of incorporation to change the name of ActionPoint to Captiva Software Corporation.

   [ ]  4 FOR     [ ] 5 AGAINST     [ ] 6
ABSTAIN

3. To elect the proposed directors.

   [ ]  7 FOR all nominees [ ] 8 WITHHOLD AUTHORITY
  listed below          to vote for all nominees

   [ ] 9 EXCEPTIONS

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and strike a line through the nominee's name in the list below:

   Patrick Edsell   Bruce Silver
  Kimra Hawley  Daniel Tompkins
  Thomas van Overbeek  John Finegan
  Stephen Francis

4. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants of ActionPoint.

   [ ]  10 FOR     [ ] 11 AGAINST     [ ] 12
ABSTAIN

5. To approve the amendment to and restart of ActionPoints employee stock purchase plan to provide for an increase in the number of shares reserved for issuance under the plan 2002 start period, and provide for automatic restoration of the reserved share level on an annual basis.

[ ]  13 FOR     [ ] 14 AGAINST     [ ] 15
ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 DATED:    ___________________________, 2002

 Signature:______________________________________________________________

    ______________________________________________________________
  (Additional signature if held jointly)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.